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                                                                  EXECUTION COPY



                             FIFTH SUPPLEMENTAL INDENTURE (this "Fifth
                      Supplemental Indenture") dated as of January 12, 1998, among TIME WARNER COMPANIES, INC., a Delaware corporation formerly known as Time Warner, Inc. (the "Company"), TIME WARNER INC., a Delaware corporation formerly known as TW Inc. ("TWI"), TURNER BROADCASTING SYSTEM, INC., a Georgia corporation ("TBS"), and THE CHASE MANHATTAN BANK, a New York banking corporation, as trustee (the "Trustee").

               WHEREAS the Company has executed and delivered to the Trustee an Indenture (the "Original Indenture"), dated as of January 15, 1993, providing for the issuance and sale by the Company from time to time of its senior debt securities (the "Securities"), which term shall include any Securities issued under the Indenture (as defined below) after the date hereof, as amended by the First Supplemental Indenture, dated as of June 15, 1993, between the Company and the Trustee (the "First Supplemental Indenture"), the Second Supplemental Indenture, dated as of October 10, 1996, among the Company, TWI and the Trustee (the "Second Supplemental Indenture"), the Third Supplemental Indenture, dated as of December 31, 1996, among the Company, TWI and the Trustee (the "Third Supplemental Indenture") and the Fourth Supplemental Indenture, dated as of December 17, 1997, among the Company, TWI, TBS and the Trustee (the "Fourth Supplemental Indenture") (the Original Indenture, as amended by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture is herein called the "Indenture");

               WHEREAS Section 901(5) of the Indenture permits the Company, when authorized by a resolution of the Board of Directors of the Company, and the Trustee, at any time and from time to time, to enter into one or more indentures supplemental to the Indenture, in form satisfactory to the Trustee, for the purpose of establishing any form of Security, as provided in Article Two of the Indenture, providing for the issuance of any series of Securities as provided in Article Three of the Indenture and/or adding to the rights of the Holders of the Securities of any series;







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               WHEREAS the Company proposes in and by this Fifth Supplemental
Indenture to supplement and amend the Indenture in certain respects to establish a series of Securities issued pursuant to the Indenture designated as the 6.95% Debentures Due 2028 limited in aggregate principal amount to $500,000,000 (the Debentures and the Exchange Debentures (both as defined herein) together shall constitute one series of Securities for purposes of the Indenture); and

               WHEREAS the Company, TWI and TBS have requested that the Trustee execute and deliver this Fifth Supplemental Indenture and have certified that all requirements necessary to make this Fifth Supplemental Indenture a valid instrument in accordance with its terms have been satisfied, and that the execution and delivery of this Fifth Supplemental Indenture has been duly authorized in all respects.

               NOW THEREFORE, the Company, TWI, TBS and the Trustee hereby agree that the following sections of this Fifth Supplemental Indenture supplement and amend the Indenture with respect to that series of Securities which consists of
Debentures:

               SECTION 1. Definitions. (a) Capitalized terms used herein and not defined herein have the meanings ascribed to such terms in the Indenture.

               (b) Section 101 of Article One of the Indenture is hereby supplemented, solely with respect to that series of Securities which consists of Debentures, to add the following definitions:

               "Agent Members" has the meaning provided in Section 206.

               "Debentures" means the series of Securities issued pursuant to this Indenture designated as the 6.95% Debentures Due 2028 and limited in aggregate principal amount to $500,000,000.

               "Debentures Closing Date" means January 12, 1998.

               "Exchange Debentures" means any Debentures to be issued pursuant to this Indenture in connection with an Exchange Offer (as defined in the Registration Rights Agreement) pursuant to the Registration Rights Agreement and this Indenture.








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                                                                               3

               "Global Debentures" has the meaning provided in Section 202.

               "Guarantors" means Time Warner Inc., a Delaware corporation, and Turner Broadcasting System, Inc., a Georgia corporation.

               "Institutional Accredited Investor" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or
(7) under the Securities Act.

               "Non-U.S. Person" means a Person who is not a "U.S. person" (as defined in Regulation S).

               "Offshore Global Debentures" has the meaning provided in the
Section 202.

               "Offshore Physical Debentures" has the meaning provided the
Section 202.

               "Physical Debentures" has the meaning provided in Section 202.

               "Private Placement Legend" means the legend initially set forth on the Debentures in the form set forth in Section 205(a).

               "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

               "Registration Rights Agreement" means the Registration Rights Agreement, dated January 12, 1998, among the Company, TWI, TBS and Morgan Stanley & Co. Incorporated, Bear, Stearns & Co. Incorporated, Chase Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc. (the "Placement Agents").

               "Registration Statement" means the Registration Statement as defined and described in the Registration Rights Agreement.

               "Regulation S" means Regulation S under the Securities Act.

               "Rule 144A" means rule 144A under the Securities Act.







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                                                                               4

               "Securities Act" means the Securities Act of 1933, as amended.

               "Shelf Registration Statement" has the meaning provided in the Registration Rights Agreement.

               "U.S. Global Debentures" has the meaning provided in Section 202.

               "U.S. Physical Debentures" has the meaning provided in Section
202.

               SECTION 2. Creation of Series of Securities. Pursuant to Section 301 of the Indenture, there is hereby created a new series of Securities designated as the "6.95% Debentures Due 2028" limited in aggregate principal amount to $500,000,000. The Debentures shall include the Exchange Debentures, which together shall constitute one series of Securities for purposes of the Indenture. Certain of the terms of this series of Securities shall be established by Board Resolution, and the interest rate on the Debentures could increase by 0.50% per annum under certain circumstances, as provided for in the Registration Rights Agreement.

               SECTION 3. Amendments to Article Two. (a) Section 202 of Article Two of the Indenture is hereby supplemented and amended, solely with respect to that series of Securities which consists of Debentures, by adding thereto at the end thereof the following:

               "The Debentures shall be substantially in the form annexed hereto as Exhibit A. The terms and provisions contained in the form of the Debentures annexed hereto as Exhibit A shall constitute, and are hereby expressly made, a part of this Indenture. To the extent applicable, the Company, TWI, TBS and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

               Debentures offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent global Debentures in registered form, substantially in the form set forth in Exhibit A (the "U.S. Global Debentures"), deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as herein provided. The aggregate principal amount of the U.S. Global Debentures may






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                                                                               5

from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository or its nominee, as hereinafter provided.

               Debentures offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent global Debentures in registered form substantially in the form set forth in Exhibit A (the "Offshore Global Debentures") deposited with the Trustee, as custodian of the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Offshore Global Debentures may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository or its nominee, as hereinafter provided.

               Debentures offered and sold in reliance on Regulation D under the Securities Act shall be issued in the form of permanent certificated Debentures in registered form in substantially the form set forth in Exhibit A (the "U.S. Physical Debentures"). Debentures issued pursuant to Section 206 in exchange for interests in the Offshore Global Debentures shall be in the form of permanent certificated Debentures in registered form substantially in the form set forth in Exhibit A (the "Offshore Physical Debentures").

               The Offshore Physical Debentures and U.S. Physical Debentures are sometimes collectively referred to herein as the "Physical Debentures". The U.S. Global Debentures and the Offshore Global Debentures are sometimes collectively referred to herein as the "Global Debentures."

               (b) Article Two of the Indenture is hereby supplemented and amended, solely with respect to that series of Securities which consists of Debentures, by adding thereto at the end thereof the following new Section 205:

               "Section 205. Restrictive Legends. (a) Unless and until a Debenture is exchanged for an Exchange Debenture in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, (i) each U.S. Global Debenture and each U.S. Physical Debenture shall bear the legend set forth below on the face thereof and (ii) each Offshore Physical Debenture and each Offshore Global Debenture shall bear the legend set forth below on the face thereof until at least the 41st day after the Debentures









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                                                                               6

Closing Date and receipt by the Company and the Trustee of a certificate substantially in the form of Exhibit B hereto.

        THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS DEBENTURE IN
        AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE DEBENTURES, RESELL OR OTHERWISE TRANSFER THIS DEBENTURE EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS DEBENTURE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE) AND IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF DEBENTURES AT THE TIME OF TRANSFER OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS DEBENTURE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS DEBENTURE WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THE DEBENTURES, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS DEBENTURE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE











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                                                                               7

        HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND THE COMPANY SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS DEBENTURE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

               (b) Each Global Debenture, whether or not an Exchange Debenture, shall also bear the following legend on the face thereof:

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

        TRANSFERS OF THIS GLOBAL DEBENTURE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL DEBENTURE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 207 OF THE INDENTURE."

               (c) Article Two of the Indenture is hereby supplemented and amended, solely with respect to that series of Securities which consists of Debentures, by adding thereto at the end thereof the following new Section 206:







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                                                                               8


               "Section 206. Book-Entry Provisions for Global Debentures.
(a) The U.S. Global Debentures and Offshore Global Debentures initially shall
(i) be registered in the name of the Depository for such Global Debentures or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in Section 205.

               Members of, or participants in, the Depository (the "Agent Members") shall have no rights under this Indenture with respect to any Global Debenture held on their behalf by the Depository, or the Trustee as its custodian, or under the Global Debenture and the Depository may be treated by the Company, TWI, TBS, the Trustee and any agent of the Company, TWI, TBS or the Trustee as the absolute owner of such Global Debenture for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, TWI, TBS, the Trustee or any agent of the Company, TWI, TBS, or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Debenture.

               (b) Transfers of a Global Debenture shall be limited to transfers of such Global Debenture in whole, but not in part, to the Depository, its successor or their respective nominees. Interests of beneficial owners in a Global Debenture may be transferred in accordance with the rules and procedures of the Depository and the provisions of Section 207. In addition, U.S. Physical Debentures and Offshore Physical Debentures shall be transferred to all beneficial owners in exchange for their beneficial interests in the U.S. Global Debentures or the Offshore Global Debentures, respectively, if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the U.S. Global Debentures or the Offshore Global Debentures, as the case may be, and a successor depository is not appointed by the Company within 90 days of such notice or (ii) an Event of Default has occurred and is continuing and the Security Registrar has received a request to the foregoing effect from the Depository.

               (c) Any beneficial interest in one of the Global Debentures that is transferred to a Person who takes delivery in the form of an interest in the other Global Debenture will, upon transfer, cease to be an interest in







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                                                                               9



such Global Debenture and become an interest in the other Global Debenture and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Debenture for as long as it remains such an interest.

               (d) In connection with any transfer of a portion of the beneficial interests in a U.S. Global Debenture or Offshore Global Debenture to beneficial owners pursuant to paragraph (b) of this Section, the Security Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Debentures or Offshore Global Debentures, as the case may be, in an amount equal to the principal amount of the beneficial interest in such Global Debentures to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Debentures or Offshore Physical Debentures, as the case may be, of like tenor and amount.

               (e) In connection with the transfer of the entire U.S. Global Debenture or Offshore Global Debenture to beneficial owners pursuant to paragraph (b) of this Section, the U.S. Global Debenture or Offshore Global Debenture, as the case may be, shall be deemed to be surrendered to the Trustee for cancelation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the U.S. Global Debenture or Offshore Global Debenture, as the case may be, an equal aggregate principal amount of U.S. Physical Debentures or Offshore Physical Debentures, as the case may be, of authorized denominations.

               (f) Any U.S. Physical Debenture delivered in exchange for an interest in the U.S. Global Debenture pursuant to paragraph (b), (d) or (e) of this Section shall, except as otherwise provided by paragraph (e) of Section 207, bear the legend regarding transfer restrictions applicable to the U.S. Physical Debenture set forth in Section 205.

               (g) Any Offshore Physical Debenture delivered in exchange for an interest in the Offshore Global Debenture pursuant to paragraph (b), (d) or (e) of this Section shall, except as otherwise provided by paragraph (e) of Section 207, bear the legend regarding transfer restrictions










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                                                                              10

applicable to the Offshore Physical Debenture set forth in Section 205.

               (h) The registered holder of a Global Debenture may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Debentures.

               (i) Beneficial owners of interests in a U.S. Global Debenture may receive U.S. Physical Debentures (which shall bear the Private Placement Legend if required by Section 205) in accordance with the procedures of the Depository. In connection with the execution, authentication and delivery of such U.S. Physical Debentures, the Security Registrar shall reflect on its books and records a decrease in the principal amount of the relevant U.S. Global Debenture equal to the principal amount of such U.S. Physical Debentures and the Company shall execute and the Trustee shall authenticate and deliver one or more U.S. Physical Debentures having an equal aggregate principal amount."

               (d) Article Two of the Indenture is hereby supplemented and amended, solely with respect to that series of Securities which consists of Debentures, by adding thereto at the end thereof the following new Section 207:

               "Section 207. Special Transfer Provisions. Unless and until a Debenture is exchanged for an Exchange Debenture in connection with an effective Registration Statement pursuant to the Registration Rights Agreement, the following provisions shall apply:

               (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of a Debenture to any Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons):

               (i) The Security Registrar shall register the transfer of any Debenture, whether or not such Debenture bears the Private Placement Legend, if (x) the requested transfer is after the time period referred to in Rule 144(k) under the Securities Act as in effect with respect to such transfer or (y) the proposed transferee has delivered to the Security Registrar (A) a certificate substantially in the form









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        of Exhibit C hereto and (B) if the aggregate principal amount of the
        Debentures being transferred is less than $100,000 at the time of such transfer, an opinion of counsel acceptable to the Company that such transfer is in compliance with the Securities Act.

               (ii) If the proposed transferor is an Agent Member holding a beneficial interest in the U.S. Global Debenture, upon receipt by the Security Registrar of (x) the documents, if any, required by paragraph
        (i) and (y) instructions given in accordance with the Depository's and the Security Registrar's procedures, the Security Registrar shall reflect on its books and records the date and a decrease in the principal amount of the U.S. Global Debenture in an amount equal to the principal amount of the beneficial interest in the U.S. Global Debenture to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more U.S. Physical Debentures of like tenor and amount.

               (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a U.S. Physical Debenture, an interest in a U.S. Global Debenture or an interest in an Offshore Global Debenture prior to the removal of the Private Placement Legend to a QIB (excluding Non-U.S. Persons):

               (i) If the Debenture to be transferred consists of (x) either (A) an interest in a Offshore Global Debenture prior to the removal of the Private Placement Legend or (B) U.S. Physical Debentures, the Security Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Debenture stating, or has otherwise advised the Company and the Security Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Debenture stating, or has otherwise advised the Company and the Security
        Registrar in writing, that it is purchasing the Debenture for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as










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        it has requested pursuant to Rule 144A or has determined not to request such information and that is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A or (y) an interest in the U.S. Global Debentures, the transfer of such interest may be effected only through the book entry system maintained by the Depository.

               (ii) If the proposed transferee is an Agent Member, and the Debenture to be transferred consists of U.S. Physical Debentures, upon receipt by the Security Registrar of the documents referred to in clause
        (i) and instructions given in accordance with the Depository's and the Security Registrar's procedures, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the U.S. Global Debentures in an amount equal to the principal amount of the U.S. Physical Debentures to be transferred, and the Trustee shall cancel the U.S. Physical Debentures so transferred.

               (c) Transfers of Interests in the Offshore Global Debentures or Offshore Physical Debentures. The following provisions shall apply with respect to any transfer of interests in the Offshore Global Debentures or Offshore Physical Debentures:

               (i) prior to the removal of the Private Placement Legend from an Offshore Global Debenture or Offshore Physical Debenture pursuant to
        Section 205, the Security Registrar shall refuse to register such transfer unless such transfer complies with Section 207(b) or
        Section 207(d), as the case may be; and

               (ii) after such removal, the Security Registrar shall register the transfer of any such Debenture without requiring any additional certification.

               (d) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any transfer of a Debenture to a Non-U.S.
Person:

               (i) The Security Registrar shall register any proposed transfer to any Non-U.S. Person if the Debenture to be transferred is a U.S. Physical Debenture or an interest in the U.S. Global Debenture











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                                                                              13

        only upon receipt of a certificate substantially in the form of Exhibit D from the proposed transferor.

               (ii) (a) If the proposed transferor is an Agent Member holding a beneficial interest in a U.S. Global Debenture, upon receipt by the Security Registrar of (x) the documents required by paragraph (i) and
        (y) instructions in accordance with the Depository's and the Security Registrar's procedures, the Security Registrar shall reflect on its books and records the date and a decrease in the principal amount of such U.S. Global Debenture in an amount equal to the principal amount of the beneficial interest in the U.S. Global Debenture to be transferred, and (b) if the proposed transferee is an Agent Member, upon receipt by the Security Registrar of instructions given in accordance with the Depository's and the Security Registrar's procedures, the Security Registrar shall reflect on its books and records the date and an increase in the principal amount of the Offshore Global Debenture in an amount equal to the principal amount of the U.S. Physical Debentures or the U.S. Global Debentures, as the case may be, to be transferred, and the Trustee shall cancel the Physical Debenture, if any, so transferred or decrease the amount of the U.S. Global Debenture.

               (e) Private Placement Legend. Upon the registration of transfer, exchange or replacement of Debentures not bearing the Private Placement Legend, the Security Registrar shall deliver Debentures that do not bear the Private Placement Legend. Upon the registration of transfer, exchange or replacement of Debentures bearing the Private Placement Legend, the Security Registrar shall deliver only Debentures that bear the Private Placement Legend unless either (i) the circumstances contemplated by paragraphs (a)(i)(x) or (c)(ii) of this
Section 207 exist or (ii) there is delivered to the Security Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

               (f) General. By its acceptance of any Debenture bearing the Private Placement Legend, each Holder of such a Debenture acknowledges the restrictions on transfer of such Debenture set forth in this Indenture and in the Private











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                                                                              14

Placement Legend and agrees that it will transfer such Debenture only as provided in this Indenture. The Security Registrar shall not register a transfer of any Debenture unless such transfer complies with the restrictions on transfer of such Debenture set forth in this Indenture. In connection with any transfer of Debentures, each Holder agrees by its acceptance of the Debentures to furnish the Security Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; provided that the Security Registrar shall not be required to determine (but may conclusively rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

               The Security Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 305 or this Section 207 in accordance with its customary procedures. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Security Registrar."

               SECTION 4. Amendment to Article Three. The third paragraph of
Section 305 of Article Three of the Indenture is hereby supplemented and amended, solely with respect to that series of Securities which consists of Debentures, to read in its entirety as follows:

               "Subject to Sections 204 and 207, at the option of the Holder, Securities of any series may be exchanged for other Securities of such series of any authorized denominations, of a like aggregate principal amount and Stated Maturity and of like tenor and terms (including an exchange of Debentures for Exchange Debentures), upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Securityholder making the exchange is entitled to receive; provided, that no exchanges of Debentures for Exchange Debentures shall occur until a Registration Statement shall have been declared effective by the Commission (confirmed in an Officers'

        Certificate delivered to the Trustee) and that any Debentures that are exchanged for Exchange Debentures shall be canceled by the Trustee."

               SECTION 5. This Fifth Supplemental Indenture. This Fifth Supplemental Indenture and the Exhibits hereto shall be construed as supplemental to the Indenture and shall form a part of it, and the Indenture is hereby incorporated by reference herein and each is hereby ratified, approved and confirmed.

               SECTION 6. GOVERNING LAW. THIS FIFTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

               SECTION 7. Counterparts. This Fifth Supplemental Indenture may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one instrument.

               SECTION 8. Headings. The headings of this Fifth Supplemental Indenture are for reference only and shall not limit or otherwise affect the meaning hereof.

               SECTION 9. Trustee Not Responsible for Recitals. The recitals herein contained are made by the Company, TWI and TBS, and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Fifth Supplemental Indenture.

               SECTION 10. Separability. In case any one or more of the provisions contained in this Fifth Supplemental Indenture or in the Securities shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of the Fifth Supplemental Indenture or of the Securities, but this Fifth Supplemental Indenture and the Securities shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.


               IN WITNESS WHEREOF, the parties hereto have caused this Fifth Supplemental Indenture to be duly executed by their respective authorized officers as of the date first written above.

                                 TIME WARNER COMPANIES, INC.,

                                 by /s/ Thomas W. McEnerney
                                   ------------------------------------
                                   Name:  Thomas W. McEnerney
                                   Title: Vice President


                                   TIME WARNER INC.,

                                   by /s/ Thomas W. McEnerney
                                     ----------------------------------
                                     Name:  Thomas W. McEnerney
                                     Title: Vice President


                                   TURNER BROADCASTING SYSTEM, INC.,

                                   by /s/ Thomas W. McEnerney
                                     ----------------------------------
                                     Name:  Thomas W. McEnerney
                                     Title: Vice President

                                   THE CHASE MANHATTAN BANK, as
                                   Trustee,

                                   by /s/ Richard Lorenzen
                                     ---------------------------------
                                     Name:  Richard Lorenzen
                                     Title: Senior Trust Officer

                                                                       EXHIBIT A


                           [FORM OF FACE OF DEBENTURE]

                           TIME WARNER COMPANIES, INC.

                            6.95% Debenture Due 2028

                                                           [CUSIP] [CINS] [    ]


No.                                                                      $[    ]


               TIME WARNER COMPANIES, INC., a Delaware corporation (the "Company", which term includes any successor under the Indenture hereinafter
referred to), for value received, promises to pay to [    ], or its registered
assigns, the principal sum of [    ] Dollars ($[    ]) on January 15, 2028.

               Interest Payment Dates: January 15 and July 15, commencing July 15, 1998.

               Regular Record Dates:  December 15 and June 15.

               Reference is hereby made to the further provisions of this Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

               Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture dated as of January 15, 1993 (the "Original Indenture"), as amended by the First Supplemental Indenture, dated as of June 15, 1993 (the "First Supplemental Indenture"), the Second Supplemental Indenture, dated as of October 10, 1996 (the "Second Supplemental Indenture"), the Third Supplemental Indenture, dated as of December 31, 1996 (the "Third Supplemental Indenture") the Fourth Supplemental Indenture, dated as of December 17, 1997 (the "Fourth Supplemental Indenture") and the Fifth Supplemental Indenture, dated as of January 12, 1998 (the "Fifth Supplemental Indenture") (the Original Indenture, as amended by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and the Fifth Supplemental Indenture is herein called the "Indenture"). This Debenture is one of the series of Securities of the Company issued pursuant to the Indenture and is designated as the 6.95% Debentures Due 2028 (hereinafter referred to as the "Debentures"), limited in aggregate principal amount to $500,000,000.

               IN WITNESS WHEREOF, the Company has caused this Debenture to be signed manually or by facsimile by its duly authorized officers.

Date:                                             TIME WARNER COMPANIES, INC.



                                                  By:  _________________________
                                                       Vice President



[SEAL]


Attest:


---------------------------------
Assistant Secretary





                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.



                                         THE CHASE MANHATTAN BANK,
                                             as Trustee



                                         By:
                                            ---------------------------------
                                            Authorized Officer

                       [FORM OF REVERSE SIDE OF DEBENTURE]

                           TIME WARNER COMPANIES, INC.

                            6.95% Debenture Due 2028


1.  Principal and Interest.

               The Company promises to pay interest on the principal amount of this Debenture semiannually on January 15 and July 15 of each year beginning July 15, 1998, at the office or agency of the Company in the Borough of Manhattan, The City of New York, in like coin or currency, at the rate per annum specified in the title hereof. The interest so payable, and punctually paid or duly provided for, on any January 15 or July 15 will, except as provided in the Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on the December 15 or June 15 next preceding the interest payment dated (herein called the "Regular Record Date") whether or not a Business Day, and may, at the option of the Company, be paid by check mailed to the registered address of such Person. Any such interest which is payable, but is not so punctually paid or duly provided for, shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may be paid either to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Debentures not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed and upon such notice as may be required by such exchange, if such manner of payment shall be deemed practicable by the Trustee, all as more fully provided in the Indenture. See paragraph 12 below for a description of circumstances under which Additional Interest may accrue on this Debenture.

2.  Paying Agent and Registrar.

               Initially, the Trustee will be the Paying Agent and the Security Registrar with respect to this Debenture. The Company reserves the right at any time to vary or terminate the appointment of any Paying Agent or Security Registrar, to appoint additional or other Paying Agents and other Security Registrars and to approve any change in the office through which any Paying Agent or Security Registrar acts; provided that there will at all times be a Paying Agent in The City of New York.

3.  Indenture; Limitations.

               This Debenture is one of the duly authorized issue of senior debentures, notes, bonds or other evidences of indebtedness of the Company, of the series herein specified, all issued or to be issued under and pursuant to the Indenture, to which reference is hereby made for a statement of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee and any agent of the Trustee, any Paying Agent, the Company and the Holders of the Securities and the terms upon which the Securities are issued and are to be authenticated and delivered.

               The Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may have different conversion prices or exchange provisions (if any), may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as provided or permitted in the Indenture. This Debenture is one of the series of Securities of the Company issued pursuant to the Indenture and is designated as the 6.95% Debentures Due 2028, limited in aggregate principal amount to $500,000,000.

4.  Redemption.

               The Debentures of this series are not redeemable prior to the stated maturity of the principal hereof and will not be subject to any sinking fund.

5.  Denominations; Transfer; Exchange.

               The Debentures are issuable in registered form without coupons, in denominations of $1,000 and integral multiples thereof. Debentures may be exchanged for a like aggregate principal amount of Debentures of other authorized denominations at the office or agency of the Company in the Borough of Manhattan, The City of New York, and in the manner and subject to the limitations provided in the Indenture.

               Upon due presentment for registration of transfer of this Debenture at the office or agency of the Company in the Borough of Manhattan, The City of New York, a new Debenture or Debentures of authorized denominations for a like aggregate principal amount will be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture.

               No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax, assessment or other governmental charge payable in connection therewith.

               Subject to the provisions of the Indenture, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

6.  Amendment; Supplement; Waiver.

               The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee, without the consent of the Holders of the Debentures or any other series of Securities, to enter into indentures supplemental to the Indenture for, among others, one or more of the following purposes: (i) to evidence the succession of another Person to the Company or either Guarantor, and the assumption by such successor of the Company or such Guarantor's obligations under the Indenture and the Securities of any series;
(ii) to add covenants of the Company and either Guarantor, or surrender any rights of the Company or either Guarantor, for the benefit of the Holders of Securities of any or all series; (iii) to cure any ambiguity, or correct any inconsistency in the Indenture; (iv) to evidence and provide for the acceptance of any successor Trustee with respect to one or more series of Securities or to facilitate the administration of the trusts thereunder by one or more trustees in accordance with the Indenture; (v) to establish the form or terms of any series of Securities; and (vi) to provide any additional Events of Default.

               The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of a majority in principal amount of the outstanding Securities of each series to be affected, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of the Indenture or modifying the rights of the Holders of the Securities of such series to be affected, except that no such supplemental indenture may, without the consent of all of the Holders of affected Securities, among other things, change the fixed maturity of any Securities or reduce the aforesaid percentage of Securities of any series the consent of the Holders of which is required for any such supplemental indenture.

               The Indenture also permits the Holders of a majority in principal amount of the Securities at the time Outstanding of each series on behalf of the Holders of all Securities of such series to waive compliance by the Company with certain provisions of the Indenture and certain past defaults and their consequences with respect to such series under the Indenture. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture or such other Debentures.

7.  Restrictive Covenants.

               The Indenture imposes certain limitations on (i) the ability of the Company and its Subsidiaries to Incur additional Senior Debt, (ii) the ability of the Company and its Material Subsidiaries to suffer to exist or incur Liens, and (iii) the ability of the Company or the Guarantors to merge, consolidate or transfer substantially all of their assets.

8.  Defaults and Remedies.

               The Indenture provides that, if an Event of Default specified therein with respect to the Debentures shall have happened and be continuing, either the Trustee or the Holders of 25% in aggregate principal amount of the Debentures (or 25% in aggregate principal amount of all outstanding Securities under the Indenture, in the case of certain Events of Default affecting all series of Securities under the Indenture) may declare the principal of all the Debentures to be due and payable.

               Events of Default in respect of the Debentures are provided in the Indenture and include: (i) default for 30 days in payment of any interest installment with respect to the Debentures; (ii) default in payment of principal of, or premium, if any, on, or any sinking fund or analogous payment with respect to, the Debentures when due at their Stated Maturity, by declaration or acceleration, when called for redemption or otherwise; (iii) default for 90 days after notice to the Company (or the Guarantors, if applicable) by the Trustee thereunder or by Holders of 25% in aggregate principal amount of the Debentures in the performance of any covenant pertaining to the Debentures; (iv) failure to pay when due, upon final maturity or upon acceleration, the principal amount of any indebtedness for money borrowed of the Company in excess of $50 million, if such indebtedness is not discharged, or such acceleration annulled, within 60 days after written notice; and (v) certain events of bankruptcy, insolvency and reorganization with respect to either Guarantor, the Company or any Material Subsidiary of the Company which is organized under the laws of the United States or any political sub-division thereof.

               The Indenture provides that the Holders of a majority in aggregate principal amount of the outstanding Debentures may direct the time, method and place of conducting proceedings for remedies available to the Trustee or exercising any trust or power conferred on the Trustee in respect of such series, subject to certain conditions.

               The Indenture includes a covenant that the Company will file annually with the Trustee a certificate of no default or specifying any default that exists.

               In certain cases, as provided in the Indenture, the Holders of a majority in principal amount of the outstanding Debentures may on behalf of the Holders of all Debentures of such series waive any past default or Event of Default with respect to the Debentures of such series or compliance with certain provisions of the Indenture, except, among other things, a default not theretofore cured in payment of the principal of, or premium, if any, or interest, if any, on any of the Debentures.


9.      Debenture Guarantee.

               The Company's obligations under the Debentures are fully, unconditionally and irrevocably guaranteed under the Indenture by each of Time Warner Inc., a Delaware corporation, and Turner Broadcasting System, Inc., a Georgia corporation.

10.     Authentication.

               This Debenture shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Debenture.

11.     Defeasance.

               The Indenture provides that the Company (and to the extent applicable, the Guarantors), at its option, (a) will be Discharged from any and all obligations in respect of the Debentures (except in each case for certain obligations to register the transfer or exchange of the Debentures, replace stolen, lost or mutilated Debentures, maintain paying agencies and hold moneys for payment in trust) or (b) need not comply with the covenants described above under "Restrictive Covenants" and certain Events of Default (other than those arising out of the failure to pay interest or principal on the Debentures and certain events of bankruptcy, insolvency and reorganization) will no longer constitute Events of Default with respect to such Debentures, in each case if the Company deposits with the Trustee, in trust, money or the equivalent in securities of the government which issued the currency in which the Debentures are denominated or government agencies backed by the full faith and credit of such government, or a combination thereof, which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and interest on, such series on the dates such payments are due in accordance with the terms of such Debentures. To exercise any such option, the Company is required, among other things, to deliver to the Trustee an opinion of counsel to the effect that (i) the deposit and related defeasance would not cause the Holders of such series to recognize income, gain or loss for Federal income tax purposes and, in the case of a Discharge pursuant to clause (a), accompanied by a ruling to such effect received from or published by the United States Internal Revenue Service and (ii) the creation of the defeasance trust will not violate the Investment Company Act of 1940, as amended. In addition, the Company is required to deliver to the Trustee an Officers' Certificate stating that such deposit was not made by the Company with the intent of preferring the Holders over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others.

12. Exchange Offer; Registration Rights. [To be included in Debentures other than (x) Exchange Debentures and (y) Debentures sold pursuant to a Shelf Registration Statement.]

               Pursuant to a Registration Rights Agreement among the Company, the Guarantors and the Placement Agents, the Company and the Guarantors will file with the Commission and use their reasonable best efforts to cause to become effective a registration statement (the "Registration Statement") with respect to an issue of Debentures identical in all material respects to the Debentures (the "Exchange Debentures") and, upon becoming effective, to offer the Holders of the Debentures the opportunity to exchange their Debentures for the Exchange Debentures (the "Exchange Offer"). In the event that due to a change in current interpretations by the Commission, the Company and the Guarantors are not permitted to effect such Exchange Offer, the Company and the Guarantors will instead file a registration statement covering resales by the holders of Debentures (a "Shelf Registration Statement") and will use their reasonable best efforts to cause such Shelf Registration Statement to become effective and to keep such Shelf Registration Statement effective for two years from the Debentures Closing Date. The Company and the Guarantors shall, in the event a Shelf Registration Statement is filed, provide to each Holder of the Debentures copies of the prospectus and notify each such Holder when the Shelf Registration Statement has become effective. A Holder that sells Debentures pursuant to a Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a current prospectus to purchasers, and will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales. The Exchange Debentures will be issued (i) under the Indenture or (ii) under an indenture substantially similar to the Indenture, which, in either event, will provide that the Exchange Debentures will not be subject to the transfer restrictions described in the Indenture.

               Pursuant to the Registration Rights Agreement, the Company and the Guarantors will use their reasonable best efforts to: (i) file the Registration Statement or a Shelf Registration Statement with the Commission,
(ii) have such Registration Statement or Shelf Registration Statement declared effective by the Commission within 180 days after the Debentures Closing Date and (iii) commence the Exchange Offer and issue the Exchange Debentures in exchange for all Debentures validly tendered in accordance with the terms of the Exchange Offer prior to the close of the Exchange Offer, or, in the alternative, cause such Shelf Registration Statement to remain effective for two years from the Debentures Closing Date.

               If the Company and the Guarantors fail to comply with the above provisions, additional interest (the "Additional Interest") shall accrue on this Debenture as follows:

               (i) If the Registration Statement or Shelf Registration Statement is not filed within 150 days following the Debentures Closing Date, then commencing on the 151st day after the Debentures Closing Date, Additional Interest shall accrue on the outstanding principal amount of this Debenture over and above the interest accruing at the rate specified on the face of this Debenture at a rate of .50% per annum; or

               (ii) If a Registration Statement or Shelf Registration Statement is not declared effective within 180 days following the Debentures Closing Date, then commencing on the 181st day after the Debentures Closing Date, Additional Interest shall accrue on the outstanding principal amount of this Debenture over and above the interest accruing at

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




               the rate specified on the face of this Debenture at a rate of .50% annum; or

               (iii) If either (A) the Company has not exchanged Exchange Debentures for all Debentures validly tendered in accordance with the terms of the Exchange Offer on or prior to 45 days after the date on which the Registration Statement was declared effective, or (B) if applicable, the Shelf Registration Statement has been declared effective but such Shelf Registration Statement ceases to be effective at any time prior to two years from the Debentures Closing Date, then Additional Interest shall accrue on the outstanding principal amount of this Debenture over and above the interest accruing at the rate specified on the face of this Debenture at a rate of .50% per annum immediately following the
               (x) 46th day after such effective date, in the case of (A) above, or (y) the day such Shelf Registration Statement ceases to be effective in the case of(B) above;

provided, however, that the Additional Interest rate on this Debenture shall not exceed .50% per annum; and, provided, further, that (1) upon the filing of the Registration Statement or Shelf Registration Statement (in the case of (i) above), (2) upon the effectiveness of the Registration Statement or Shelf Registration Statement (in the case of (ii) above), or (3) upon the exchange of Exchange Debentures for all Debentures tendered or upon the effectiveness of the Shelf Registration Statement which had ceased to remain effective prior to two years from the Debentures Closing Date (in the case of (iii) above), Additional Interest on this Debenture as a result of such clause (i), (ii) or (iii) shall cease to accrue.

               Any amounts of Additional Interest due pursuant to clauses (i),
(ii) or (iii) above will be payable in cash, on the same original payment dates as other interest due on this Debenture. The amount of Additional Interest due on this Debenture will be determined by multiplying the applicable Additional Interest rate by the outstanding principal amount of this Debenture, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period

(determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

               If the Company and the Guarantors effect the Exchange Offer, the Company and the Guarantors will be entitled to close the Exchange Offer provided that the Company has accepted all Debentures theretofore validly tendered in accordance with the terms of the Exchange Offer. Debentures not tendered in the Exchange Offer shall bear interest at the same rates in effect at the time of issuance of the Debentures.

13.     Obligation To Pay Interest Absolute.

               No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and any premium of and any interest on this Debenture at the place, rate and respective times and in the coin or currency herein and in the Indenture prescribed.

14.     Holders' Compliance with Registration Rights Agreement.

               Each Holder of a Debenture, by acceptance thereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company and each of the Guarantors to the extent provided therein.

15.     Governing Law.

               THIS DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

16.     Abbreviations.

               Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

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               The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Time Warner Companies, Inc., 75 Rockefeller Plaza, New York, New York 10019, Attention of Manager, Shareholder Relations.

                            [FORM OF TRANSFER NOTICE]

               FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

----------------------------------------------------------------------------
Please print or typewrite name and address including zip code of assignee

----------------------------------------------------------------------------
the within Debenture and all rights thereunder, hereby irrevocably constituting and appointing ------------------- attorney to transfer said Debenture on the books of the Company with full power of substitution in the premises.


                     [THE FOLLOWING PROVISION TO BE INCLUDED
                ON ALL DEBENTURES OTHER THAN EXCHANGE DEBENTURES,
                    UNLEGENDED OFFSHORE GLOBAL DEBENTURES AND
                    UNLEGENDED OFFSHORE PHYSICAL DEBENTURES]

        In connection with any transfer of this Debenture occurring prior to the date which is the earlier of (i) the date the shelf registration statement is declared effective or (ii) the end of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                   [Check One]

[ ](a) this Debenture is being transferred in compliance with the exemption from registration under the Securities Act of 1933 provided by Rule 144A thereunder.

                                       or

[  ](b) this Debenture is being transferred other than in accordance with
        (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Debenture and the Indenture.

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





If none of the foregoing boxes is checked, the Trustee or other Security Registrar shall not be obligated to register this Debenture in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 207 of the Indenture shall have been satisfied.

Date:
     ------------------------       -----------------------------------------
                                    NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.



TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

        The undersigned represents and warrants that it is purchasing this Debenture for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933 and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
       -----------------------     -----------------------------------------
                                    NOTICE:  To be executed by an executive
                                    officer

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                                                                       EXHIBIT B

                               Form of Certificate


                                                             ------------, ----

The Chase Manhattan Bank
450 West 33rd Street
New York, NY 10001
Attention:  Corporate Trust Administration

Re:     Time Warner Companies, Inc. (the "Company")
        $500,000,000 6.95% Debentures Due 2028 (the
        "Debentures")

Ladies and Gentlemen:

               This letter relates to U.S. $________ principal amount of Debentures represented by a Debenture (the "Legended Debenture") which bears a legend outlining restrictions upon transfer of such Legended Debenture. Pursuant to Section 205 of the Indenture dated as of January 15, 1993, as supplemented and amended (the "Indenture"), relating to the Debentures, we hereby certify that we are (or we will hold such securities on behalf of) a person outside the United States to whom the Debentures could be transferred in accordance with Rule 904 of Regulation S promulgated under the U.S. Securities Act of 1933. Accordingly, you are hereby requested to exchange the legended certificate for an unlegended certificate representing an identical principal amount of Debentures, all in the manner provided for in the Indenture.

               You, the Company, Time Warner Inc. and Turner Broadcasting System, Inc. are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                            Very truly yours,

                                            [Name of Holder]

                                            By:  ____________________
                                                 Authorized Signature






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                                                                       EXHIBIT C


                            Form of Certificate to be
                          Delivered in Connection with
                    Transfers to Non-QIB Accredited Investors


                                                            -------------, ----


The Chase Manhattan Bank
450 West 33rd Street
New York, NY 10001
Attention:  Corporate Trust Administration

Re:     Time Warner Companies, Inc. (the "Company")
        $500,000,000 6.95% Debentures Due 2028 (the
        "Debentures")

Ladies and Gentlemen:

               In connection with our proposed purchase of $__________ aggregate principal amount of the Debentures, we confirm that:

               1. We understand that any subsequent transfer of the Debentures is subject to certain restrictions and conditions set forth in the Indenture dated as of January 15, 1993, as supplemented and amended (the "Indenture"), relating to the Debentures, and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Debentures except in compliance with, such restrictions and conditions and the Securities Act of 1933 (the "Securities Act").

               2. We understand that the offer and sale of the Debentures have not been registered under the Securities Act, and that the Debentures may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Debentures, we will do so only (A) to the Company and Time Warner Inc. and Turner Broadcasting System, Inc. (the "Guarantors"), or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein),
(C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the









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exemption from registration provided by Rule 144 under the Securities Act, or
(F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Debentures from us a notice advising such purchaser that resales of the Debentures are restricted as stated herein.

               3. We understand that, on any proposed resale of any Debentures, we will be required to furnish to you and the Company such certification, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Debentures purchased by us will bear a legend to the foregoing effect.

               4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Debentures and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

               5. We are acquiring the Debentures purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

               You, the Company and the Guarantors are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                     Very truly yours,

                                    [Name of Transferee]



                                    By:
                                       ----------------------------------
                                       Authorized Signature


                                       C-2





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                                                                       EXHIBIT D

                       Form of Certificate to Be Delivered
                          in Connection with Transfers
                            Pursuant to Regulation S


                                                        -----------------,-----



The Chase Manhattan Bank
450 West 33rd Street
New York, NY 10001
Attention:  Corporate Trust Administration


Re:     Time Warner Companies, Inc. (the "Company")
        $500,000,000 6.95% Debentures Due 2028 (the
        "Debentures")

Ladies and Gentlemen:

               In connection with our proposed sale of U.S.$_____ aggregate principal amount of the Debentures, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933 and, accordingly, we represent that:

               (1) the offer of the Debentures was not made to a person in the United States;

               (2) at the time the buy order was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States;

               (3) no directed selling efforts have been made by us in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

               (4) the transaction is not part of a plan or scheme to evade the registration requirements of the U.S. Securities Act of 1933.

               You, the Company, Time Warner Inc. and Turner Broadcasting System, Inc. are entitled to rely upon this letter and are irrevocably authorized to produce this letter






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or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                            Very truly yours,

                                            [Name of Transferor]


                                       By:
                                          ---------------------------------
                                           Authorized Signature



                                       D-2


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